                                                                  EXHIBIT 10.37



                            [NATIONSBANK LETTERHEAD]




October 3, 1996

Mr. Walter Bost
Ridgeview, Inc.
2101 North Main Ave.
Newton, North Carolina 28658

     Re: Loan and Security Agreement (Revolving Loans) dated as of January 10, 1995, between Ridgeview, Inc. ("Ridgeview"), and NationsBank N.A. (the "Bank"), as amended, ("Revolving Loan Agreement") and Loan and Security Agreement (Term Loan) dated as of January 10, 1995, between Ridgeview and the Bank as amended, ("Term Loan Agreement").

Dear Walter:

     You have requested that, upon completion of Ridgeview's initial public offering of its common stock and subsequent repayment of a large portion of its Revolving Credit Loans to the Bank, the Bank consider improving the pricing on the Revolving Credit Loans and the Term Loan. All capitalized terms not defined herein shall have the meanings ascribed to them in either the Revolving Loan Agreement or Term Loan Agreement.

     In response to your request, the Bank hereby commits to change the rate at which interest is charged on both the Revolving Credit Loans and the Term Loans for any given month to a rate equal to the amount set forth in the following chart opposite the leverage of Ridgeview's domestic business as of the last day of the prior month:

---------------------------------------------------------------------------
                                               Pricing
                           ------------------------------------------------
Leverage                   Prime-based option            Libor-based option
---------------------------------------------------------------------------
     < 1.50:1                     Prime                       L + 2.00%
> 1.50:1, < 2.00:1                Prime                       L + 2.25%
> 2.00:1, < 2.50:1            Prime + 0.25%                   L + 2.50%
> 2.50:1, < 3.00:1            Prime + 0.5 %                   L + 2.75%
> 3.00:1, < 3.50:1            Prime + 0.75%                   L + 3.00%
     > 3.50:1                 Prime + 1.00%                   L + 3.25%
---------------------------------------------------------------------------

     In addition, the Bank will reduce the Administration Fee from $10,000 per year to $5,000 per year unless you request LIBOR options be made available daily on the Revolving Credit Loan, in which case the fee will remain at $10,000. The length of periods for which LIBOR options shall be available will total not less than 14 days for the Term Loan.

     These modifications of the Revolving Loan Agreement will be subject to documentation satisfactory to the Bank in its sole discretion and the completion of your initial public offering.

Sincerely,

NATIONSBANK, N.A.

/s/ Scott K. Goldstein
--------------------------------
Scott K. Goldstein
Vice President

SKG/dbm

cc:  credit / chrono